Exhibit 99.2

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

ADDENDUM NO. 3 TO

THE SHARE PLEDGE AGREEMENT NO. 110200/R1-DZA DATED 01.11.2008

between the state corporation “Bank for Development and Foreign Economic Affairs

(Vnesheconombank)” and “Eco Telecom Limited”

Moscow	26 January 2010

The State Corporation “Bank for Development and Foreign Economic Affairs (Vnesheconombank)”, hereinafter referred to as the “Pledgee”, represented by its Deputy Chairman, Mr. Anatoliy B. Ballo, acting under a Power of attorney No. 508/150000 dated 25 December 2007 (registered in the register of Kolodezeva T.A., the notary of Moscow, under number No. 4B-683 on 25 December 2007) on the one part, and

Eco Telecom Limited (registration number 79038, address at: 10/8, International Commercial Centre, Casemates Square, Gibraltar), hereinafter referred to as the “Pledgor”, represented by                                                              , acting under                                               on the other part,

the Pledgee and the Pledgor are hereinafter collectively referred to as the “Parties”, and separately as a “Party”,

taking into account:

•	the provisions of Article 2 of the Federal Law dated December 27, 2009 No. 361-FZ “On amending the Federal Law “On additional measures for supporting the financial system of the Russian Federation’”;

•

the Loan Agreement No. 110100/P1 dated October 29, 2008, as amended by Addendum No. 1 dated December 22, 2008 and Addendum No. 2 dated October 29, 2009, Addendum No. 3 dated December 30, 2009 and Addendum No. 4 dated January 26, 2010 (the “Loan Agreement”), signed in Moscow between the Pledgee and the Pledgor;

•

the Share Pledge Agreement No. 110200/R1-DZA dated November 01, 2008 (hereinafter referred to as the “Pledge Agreement”) as amended by Addendum No. 1 dated December 22, 2008 and Addendum No. 2 dated October 29, 2009, signed in Moscow between Pledgee and Pledgor;

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

have entered into the present Addendum No. 3 to the Pledge Agreement (the “Addendum No. 3”) in order to address the following issues:

1. To amend the preamble of the Pledge Agreement, starting from the phrase “taking into account”, as follows:

“a) The Loan Agreement No. 110100/R1 dated October 29, 2008 as amended by Addendum No. 1 dated December 22, 2008 and Addendum No. 2 dated October, 29 2009, Addendum No. 3 dated December 30, 2009 and Addendum No. 4 dated January 26, 2010 (the “Loan Agreement”), between the Pledgee and the Pledgor, according to which the Pledgee has agreed to make available to the Pledgor the funds in the amount of 2,000,000,000.00 (Two billion 00/100) US Dollars (the “Loan”) for refinancing the Pledger’s obligations to Deutsche Bank AG London Branch, including:

1,500,000,000.00 (One billion five hundred million 00/100) US Dollars under the Indenture (Indenture with Series A Floating Bonds), executed between the Pledgor, Altimo Holdings and Investments Limited (the Trustee), Deutsche Bank AG London Branch (the Calculation Agent) and Deutsche International Corporate Services Limited (the Trustee) on 9 March 2007 w/o No. (the “Tranche A”);

500,000,000.00 (Five hundred million 00/100) US Dollars under the Indenture (Indenture with Series B Floating Bonds), concluded between the Pledgor, Altimo Holdings and Investments Limited (the Trustee), Deutsche Bank AG London Branch (the Calculation Agent) and Equity Trust Services Limited (the Trustee) on 8 November 2007 w/o No. (the “Tranche B”);

and the Pledgor undertook to:

•	repay the Loan to the Pledgee pursuant to the following schedule:

•	1,500,000,000.00 (One billion five hundred million 00/100) US Dollars as a flat payment within *** months from the date of execution of the Loan Agreement:

•	500,000,000.00 (Five hundred million 00/100) US Dollars after *** months from the date of execution of the Loan Agreement;

•	pay the Pledgee the interest on the Loan (hereinafter referred to as the “Interest”), at the Interest Rate, set forth under the Loan Agreement as follows:

•	in respect of 500,000,000.00 (Five Hundred Million 00/100) US Dollars outstanding under the Loan – LIBOR + *** percent per annum;

•	in respect of 1,500,000,000.00 (One Billion Five Hundred Million 00/100) of US Dollars outstanding under the Loan – LIBOR + *** percent per annum.

For the period from the date of execution of the Loan Agreement up to and including 29 October 2009 (the “Extension date”), for the purposes of the Loan Agreement, LIBOR means the rate per annum offered for deposits in US Dollars as specified on the page “LIBOR01” of the REUTERS information system as of 11:00 am (London time) on the Loan granting date.

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

For the period from the date following the Extension date up to and including 26 January 2010, for the purposes of the Loan Agreement, LIBOR means the rate per annum offered for deposits in US Dollars at the London Market for Interbank loans as specified on the page “LIBOR01” of the REUTERS information system and set by the British Bankers’ Association as of 11:00 am (London time) two working days before the Loan granting date.

For the period from 27 January 2010 up to and including the date of the final payment on the Loan, for the purposes of the Loan Agreement, LIBOR means the rate per annum offered for deposits in US Dollars at the London Market for Interbank loans as specified on the page “LIBOR01” of the REUTERS information system and set by British Bankers’ Association as of 11:00 am (London time) two working days before the Extension date.

For the purpose of this provision, business days means the days on which the banks are open in the UK”.

Each interest period is equal to 3 (three) months. The Interest shall be paid on the last day of each such interest period. Starting from the date following the Extension date, the Interest payment dates are 29 of January, 29 of April, 29 of July, 29 of October of each calendar year.

•

pay to the Pledgee a penalty (fine) in the amount of *** percent per annum accrued on the Loan overdue amount and a penalty (fine) in the amount of *** percent per annum accrued on the Interest overdue amount;

•

pay to the Pledgee a fine for violation of any additional obligation under Article 5 of the Loan Agreement (save for the obligation to submit financial statements and the obligations stipulated under clauses 5.1.17 and 5.2.3 of the Loan Agreement) in the amount of *** US Dollars for each violation;

b) the Pledgor’s voluntary intention to provide the Pledgee with a mutually acceptable security for the Pledgor’s payment obligations to the Pledgee within the framework of the Loan Agreement, a copy of which is attached as Addendum No. 1 to the Pledge Agreement and which is an integral part of the Pledge Agreement, executed the Share Pledge Agreement No. 110200/R1—DZA (the “Pledge Agreement”) regarding the following”.

2. Other terms and conditions of the Pledge Agreement not amended by this Addendum No. 3 remain unchanged.

3. This Addendum No.3 is executed in 2 (two) originals of equal legal effect, one original for the Pledgor and one for the Pledgee.

4. This Addendum No. 3 comes into force from the date of its signing by the Parties.

ENGLISH TRANSLATION

CONFIDENTIAL TREATMENT REQUESTED BY ECO TELECOM LIMITED

AND ALTIMO HOLDINGS & INVESTMENTS LIMITED

*** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL

TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION

5. The Pledgor is obliged to register the Pledge Agreement (as amended by this Addendum No.3) in the register of Gibraltar in accordance with the requirements of Gibraltar law within 180 (one hundred and eighty) calendar days from the date of execution of Addendum No. 4 to the Loan Agreement.

ADDRESSES AND REQUISITES OF THE PARTIES:

Vnesheconombank	Eco Telecom Limited

9, Prospekt Akademika Sakharova Moscow,

GSP-6, 107996

ID Taxpayer Number 7750004150, Record

Validity Code (KPP) 775001001

Primary State Registration Number

(OGRN) 10444110000102

Correspondent Account No. *** with

Operations Department (OPERU) of the Moscow

Main Branch (GTU) of the Bank of Russia

Current USD account #*** Current RUB account # *** at Vnesheconombank

For the Pledgee	For the Pledgor

The Deputy Chairman of Vnesheconombank /s/ A.B. Ballo A.B. Ballo	/s/ M. Kushnareva M. Kushnareva